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News Information                      For Immediate Release

Press Contact                                                                                   Investor Relations Contact

Steve Nguyen Echelon Corporation 408-938-5272 qnguyen@echelon.com	Tina Wilmott McQUERTER 858-450-0030 x140 twilmott@mcquerter.com	Chris Stanfield Echelon Corporation 408-938-5243 stanfield@echelon.com

Echelon Reports Second Quarter Results

SAN JOSE, CA – July 15, 2004 – Echelon Corporation (NASDAQ: ELON) today announced financial results for the quarter ended June 30, 2004 of $0.04 per diluted share, exceeding consensus analyst estimates of $0.025.

Revenues for the quarter ended June 30, 2004 were $28.3 million, compared to revenues of $31.3 million for the same period in 2003.  GAAP net income for the quarter ended June 30, 2004 was $1.5 million or $0.04 cents per fully diluted share, based on a weighted average of 40,900,000 common shares outstanding, compared to a GAAP net loss of $6.3 million, or $0.16 cents per share, based on a weighted average of 39,954,000 common shares outstanding for the same period in 2003. Revenues for the six-month period ended June 30, 2004 were $55.3 million, compared to revenues of $63.9 million for the same period in 2003. GAAP net income for the six-month period ended June 30, 2004 was $2.7 million, or $0.07 per fully diluted share, based on a weighted average of 40,888,000 common shares outstanding, compared to a GAAP net loss of $2.1 million, or $0.05 per share, based on a weighted average of 39,875,000 common shares outstanding for the same period in 2003.

Gross margin for the quarter ended June 30, 2004 was 55.5%, compared with 53.0% for the same period in 2003. Gross margin for the six-month period ended June 30, 2004 was 56.0%, compared to 51.8% for the same period in 2003.  Total operating expenses for the quarter ended June 30, 2004 were $14.6 million, compared to $23.9 million for the same period in 2003.  Operating expenses during the second quarter of 2003 included approximately $10.1 million associated with the acquisition of certain assets of Metering Technology Corporation.  Total operating expenses for the six-month period ended June 30, 2004 were $29.2 million, compared to $36.6 million for the same period in 2003.

For the quarter ended June 30, 2004, non-GAAP net income, which excludes in-process research and development, intangible asset amortization, and other acquisition related costs, was $1.6 million, or $0.04 per share, compared to non-GAAP net income of $3.1 million, or $0.08 per share for the same period in 2003. Non-GAAP net income for the six-month period ended June 30, 2004 was $3.0 million, or $0.07 per share, compared to non-GAAP net income of $7.7 million, or $0.19 per share for the same period in 2003.  All non-GAAP information in this release is reconciled in the “Non-GAAP Consolidated Condensed Statements of Operations” table below.

“This was a very good quarter for Echelon, topping our expectations in both revenue and profit,” said M. Kenneth Oshman, Echelon’s chairman and chief executive officer.  “I am very pleased with the growth that we are seeing in our LonWorks infrastructure business.  We had expected to see double digit growth this year and so far things are performing to this expectation.  Based on a number of things that we have learned over the past several months, our Network Energy Services (NES) system business will not roll-out as we expected this year, and we are therefore lowering our guidance for NES revenues for the year.  While we are disappointed, we are certainly not discouraged since we see large opportunities on the horizon and we continue to receive positive feedback on both system functionality and price.”

Echelon’s second quarter of 2004, as previously announced, was highlighted by a number of important events.

The continuing success of Echelon’s power line signaling technology was shown with the announcement that Gorenje, d.d., Slovenia's largest exporter of household appliances and one of Europe's largest household goods manufacturer, will be incorporating Echelon's power line smart transceivers into a new range of LonWorks® based appliances targeted at the mid-to-high end European consumer appliance market.   Expected to debut on the market in the second quarter of 2005, the line should include refrigerators, dishwashers, microwave ovens, and conventional ovens to provide consumers with a complete, intelligent kitchen that are intended to actively manage and lower energy costs while improving performance, reliability and convenience.

Open Systems, Echelon’s concept of delivering continuing value and flexibility in automation systems to end-users, integrators and manufacturers through an open network architecture, showed continued market adoption with the announcement that the site planning committee for the 2004 Olympics in Athens installed energy management and heating, ventilating, and air-conditioning systems at the baseball, softball, and hockey venues.  The systems utilize the LonWorks platform and Echelon’s LNS® network operating system to monitor, control and manage the primary energy use system (HVAC) and back-up generation system.

Echelon advanced its leadership position in defining the architecture for connecting networks of physical devices to enterprise and business systems by becoming a sponsor of the oBIX™ Technical Committee, a technical committee within the OASIS organization.  OASIS is an international standards consortium for creating XML related standards.  The oBIX Technical Committee is responsible for establishing the standards by which building automation systems will interface with IT systems including those for enterprise management.

LonMark® International and Echelon announced that the LONWORLD® Exhibition and Conference will be held in Shanghai, China from October 20-21, 2004.  Asia has been the fastest growing geographic market for the LonWorks platform making China a natural location for the LonWorks industry event.

Echelon announced the appointment of Toshifumi "Tommy" Matsumoto as President of Echelon Japan, K.K.  Mr. Matsumoto joins Echelon after an extensive career with various AT&T companies in Japan and is currently a Trustee of the Japan Network Information Center (JPNIC) and Chairman of the Asia Pacific Networking Group (APNG).

For those interested in further discussion regarding this release, Echelon's management will participate in a conference call today at 2:00 pm PDT. As part of the call, Echelon management will also discuss the outlook for the NES business for the remainder of this year and provide an assessment of current market conditions.  To access the conference call, dial 1-800- 946-0715  (callers outside the US please use - 719-457-2643); however, due to a limited number of available phone lines, the company asks that only those persons without Web access call this number.  The call will be available live today, and for playback on the Investor Relations section of Echelon's web site (www.echelon.com) through July 22, 2004.

Use of Non-GAAP Financial Information

Echelon provides non-GAAP net income and non-GAAP net income per share data as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. Echelon believes that this presentation of non-GAAP net income and non-GAAP net income per share provides useful information relating to its financial condition and results of operations, which provides management and investors with a more complete understanding of Echelon’s past performance and certain additional financial and business trends.    The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with generally accepted accounting principles.

About Echelon Corporation

Echelon Corporation is the creator of the LonWorks platform, the world's most widely used standard for connecting everyday devices such as appliances, thermostats, air conditioners, electric meters, and lighting systems to each other and to the Internet. Echelon's hardware and software products enable manufacturers and integrators to create smart devices and systems that lower cost, increase convenience, improve service, and enhance productivity, quality, and safety. Thousands of companies have developed and installed more than 40 million LonWorks based devices into homes, buildings, factories, trains, and other systems worldwide.

The protocol underlying LonWorks networks and the signaling used by Echelon's power line and free topology transceivers have been adopted as standards by the American National Standards Institute (ANSI). Echelon is a founding member of the LonMark Interoperability Association, an open industry forum of hundreds of leading manufacturers, integrators, and users dedicated to promoting the use of interoperable LonWorks devices.  More information about LonMark interoperability is available at http://www.lonmark.org.  Further information regarding Echelon can be found at http://www.echelon.com.

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Echelon, LonWorks, LonMark, LNS, LONWORLD, the LonMark logo, and the Echelon logo are trademarks of Echelon Corporation registered in the United States and other countries.  Other marks belong to their respective holders.

This press release may contain statements relating to future plans, events or performance. Such statements may involve risks and uncertainties, including risks associated with uncertainties pertaining to risks that our NES system does not performed as designed or that our NES business is not successful or does not develop as planned, risks relating to the success or timing of Gorenje’s introduction of its product line that incorporates Echelon technology; risks relating to the perceived performance of LonWorks-based energy management systems in venues at the Olympics; risks relating to the definition and release of any standards resulting from the oBIX technical committee and the successful integration of such standards into Echelon’s products; risks associated with the LonWorld Exhibition and Conference in Shanghai, China being cancelled for any reason or unsuccessfully completed for any reason; risks relating to the development of markets for Echelon's products and services and the ability of those products and services to perform as designed and meet customer and consumer expectations; and other risks identified in Echelon's SEC filings. Actual results, events and performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Echelon undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

The financial statements that follow should be read in conjunction with the notes set forth in Echelon’s Form 10-Q when filed with the Securities and Exchange Commission; and with our 2003 annual report on Form 10-K, which was filed with the Securities and Exchange Commission in March 2004.

ECHELON CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	June 30, 2004	December 31, 2003
ASSETS

Current Assets:
Cash and cash equivalents .....................................	$ 22,270	$ 18,667
Short-term investments...........................................	134,782	126,256
Accounts receivable, net.........................................	19,666	20,110
Inventories.............................................................	4,934	5,906
Other current assets...............................................	1,451	2,519

Total current assets...................................................	183,103	173,458

Property and equipment, net.......................................	18,176	19,098
Other long-term assets ..............................................	21,501	21,572

	$ 222,780	$ 214,128
LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable...................................................	$ 7,363	$ 6,922
Accrued liabilities...................................................	4,779	4,793
Current portion of deferred revenues.......................	2,250	998

Total current liabilities................................................	14,392	12,713

Deferred rent............................................................	664	491

Total stockholders' equity...........................................	207,724	200,924

	$ 222,780	$ 214,128

ECHELON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

 (In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Revenues:
Product.................................................................	$ 28,056	$ 30,979	$ 54,911	$ 63,372
Service..................................................................	225	277	413	522

Total revenues..........................................................	28,281	31,256	55,324	63,894

Cost of revenues:
Cost of product...................................................	12,086	14,034	23,347	29,442
Cost of service....................................................	509	656	1,012	1,342

Total cost of revenues.............................................	12,595	14,690	24,359	30,784

Gross profit................................................................	15,686	16,566	30,965	33,110

Operating expenses:
Product development.........................................	6,181	16,186	12,396	21,281
Sales and marketing............................................	5,030	4,633	10,088	9,303
General and administrative................................	3,402	3,125	6,732	6,061

Total operating expenses........................................	14,613	23,944	29,216	36,645

Income (loss) from operations................................	1,073	(7,378)	1,749	(3,535)

Interest and other income, net................................	632	542	1,146	1,283

Income (loss) before provision for income taxes.	1,705	(6,836)	2,895	(2,252)
Income tax expense (benefit)...................................	161	(547)	232	(180)

Net income (loss)......................................................	$ 1,544	$ (6,289)	$ 2,663	$ (2,072)

Net income (loss) per share:
Basic.....................................................................	$ 0.04	$ (0.16)	$ 0.07	$ (0.05)
Diluted..................................................................	$ 0.04	$ (0.16)	$ 0.07	$ (0.05)

Shares used in computing net income (loss) per share:
Basic.....................................................................	40,684	39,954	40,593	39,875
Diluted..................................................................	40,900	39,954	40,888	39,875

ECHELON CORPORATION
NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Excluding adjustments itemized below

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003

Revenues...................................................................	$ 28,281	$ 31,256	$ 55,324	$ 63,894
Cost of revenues......................................................	12,595	14,690	24,359	30,784

Gross profit................................................................	15,686	16,566	30,965	33,110

Operating Expenses:
Product development.........................................	6,100	6,038	11,984	11,036
Sales and marketing...........................................	5,030	4,633	10,088	9,303
General and administrative................................	3,402	3,078	6,732	5,731

Total operating expenses........................................	14,532	13,749	28,804	26,070

Non-GAAP income from operations.....................	1,154	2,817	2,161	7,040
Interest and other income, net................................	632	542	1,146	1,283

Non-GAAP income before taxes............................	1,786	3,359	3,307	8,323
Income tax expense..................................................	174	269	265	666

Non-GAAP net income............................................	$ 1,612	$ 3,090	$ 3,042	$ 7,657

Non-GAAP net income per share:
Diluted.....................................................................	$ 0.04	$ 0.08	$ 0.07	$ 0.19

Shares used in computing net income per share:
Diluted.....................................................................	40,900	40,813	40,888	40,568

An itemized reconciliation between net earnings on a GAAP basis and non-GAAP basis is as follows:

GAAP net income (loss)..........................................	$ 1,544	$ (6,289)	$ 2,663	$ (2,072)

In-process research and development...............	--	9,808	--	9,808
Amortization of purchased intangible assets...	81	340	412	437
Third party acquisition related costs.................	--	47	--	330

Total non-GAAP adjustments to earnings from operations.................................................	81	10,195	412	10,575

Income tax effect of reconciling items................	(13)	(816)	(33)	(846)

Non-GAAP net income............................................	$ 1,612	$ 3,090	$ 3,042	$ 7,657

ECHELON CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2004	2003
Cash flows provided by (used in) operating activities:
Net income (loss)...........................................................................................	$ 2,663	$ (2,072)
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization...............................................................	2,566	2,584
In-process research and development..................................................	--	9,808
Provision for doubtful accounts............................................................	(12)	6
Change in operating assets and liabilities:
Accounts receivable......................................................................	456	(5,900)
Inventories......................................................................................	972	2,330
Other current assets......................................................................	1,068	317
Accounts payable..........................................................................	441	1,467
Accrued liabilities..........................................................................	(14)	(318)
Deferred revenues..........................................................................	1,252	1,449
Deferred rent...................................................................................	173	129

Net cash provided by operating activities.................................................	9,565	9,800

Cash flows used in investing activities:
Purchase of available-for-sale short-term investments............................	(94,046)	(77,012)
Proceeds from maturities and sales of available-for-sale short-term investments.....................................................................................................	84,934	66,657
Purchase of assets of Metering Technology Corporation......................	--	(11,000)
Purchase of restricted investments.............................................................	(241)	(376)
Change in other long-term assets................................................................	(99)	1,118
Capital expenditures.......................................................................................	(1,233)	(2,499)

Net cash used in investing activities..........................................................	(10,685)	(23,112)

Cash flows provided by financing activities:
Proceeds from issuance of common stock.................................................	4,869	1,585

Net cash provided by financing activities.................................................	4,869	1,585

Effect of exchange rates on cash:......................................................................	(146)	216

Net increase (decrease) in cash and cash equivalents...................................	3,603	(11,511)
Cash and cash equivalents:
Beginning of period.......................................................................................	18,667	34,941

End of period...................................................................................................	$ 22,270	$ 23,430